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                                                                     EXHIBIT 3.2


                                    By-Laws

                          United Parcel Service, Inc.

                           (a Delaware corporation)


                               ________ __, 1999
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                                  ARTICLE I.

                                   Offices.

     Section 1. Principal Office. The principal office of United Parcel Service, Inc. (hereinafter called the Corporation), in the State of Delaware, shall be in the City of Wilmington, County of New Castle. The name of the resident agent in charge thereof is The Corporation Trust Company of America.

     Section 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.


                                  ARTICLE II.

                           Meetings of Stockholders.

     Section 1. Meeting of Stockholders for Election of Directors. All meetings of the stockholders for the election of directors of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws. Such place of meeting shall not be changed within sixty days next before the day on which the election is to be held. A notice of any change shall be given to each stockholder entitled to vote at least twenty days before the election is held in person or by letter mailed to him at his post office address last known to the Secretary of the Corporation.

     Section 2. Other Meetings of Stockholders. All other meetings of the stockholders shall be held at such date, time and place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws.

     Section 3. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise proscribed by statute, may be called at any time by the Chairman of the Board or by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws.

     Section 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given at least fourteen days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing at least fourteen days before the day on which such meeting is to be held, such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address last known to the Secretary of the Corporation, or by transmitting a notice thereof to him at such address by telegraph, cable, radio or wireless. Except
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where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise in these by-laws expressly provided and except in special cases where other provision is made by statute. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable, radio or wireless waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

     Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a Transfer Agent appointed by the Board of Directors, to prepare and make, at least ten days before every election, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, the holders of Common Stock and Preferred Stock appearing separately, and indicating the number of shares held by each certified by the Secretary or Transfer Agent. For said ten days such lists shall be open to the examination of any stockholder at the place where said election is to held, and shall be-produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such lists at any election, they shall be ineligible to any office at such election. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such lists or the books of the Corporation or to vote in person or by proxy at such election.

     Section 6. Quorum. At each meeting of the stockholders, the holders of the majority of the issued and outstanding stock of the Corporation present either in person or by proxy and entitled to vote at such meeting shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of all the stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by the laws of the State of Delaware or by the Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, if the number of stockholders required in respect of such other matter or matters shall be present.

     Section 7. Organization. The Chairman of the Board, or in his absence the Vice Chairman, or in the absence of both the President, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of the

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Chairman of the Board, Vice Chairman and President, the holders of a majority in interest of the stock present in person or by proxy and entitled to vote, may elect any person present to act as Chairman of the meeting. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or Secretaries, the Chairman may appoint any person present to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.

     Section 8. Business and Order of Business. At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof except as otherwise in these by-laws expressly provided. The order of business at all meetings of the stockholders shall be as determined by the Chairman, subject to the approval of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereat.

     Section 9. Voting. Each stockholder of the Corporation shall, except as otherwise provided by law or in these by-laws or in the Certificate of Incorporation of the Corporation, at every meeting of the stockholders be entitled to the number of votes prescribed by the Certificate of Incorporation, in person or by proxy, for each share of the capital stock of the Corporation registered in his name on the books of the Corporation

          (1) on the date fixed pursuant to Section 6 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting; or

          (2) if no such record date shall have been fixed, then at the date of such meeting; provided, however, that in this event, unless the stock transfer books shall have been closed as provided in said Section 6 of said
     Article VII, no share of stock of the Corporation which shall have been transferred on the books of the Corporation within 20 days next preceding any such meeting at which directors shall be elected shall be voted in such election.

Shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly. Persons holding in a fiduciary capacity stock having voting rights shall be entitled to vote the shares so held, and persons whose stock having voting rights is pledged shall be entitled to vote, unless in the transfer by the pledgor on books he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. Any vote on stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except those specified in Sections 2 and 12 of Article III and Article XI of these by-laws, and except also in special cases where other

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provision is made by statute, and except as otherwise provided in the
Certificate of Incorporation) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by statute, and unless demanded by a stockholder present in person or by proxy at any meeting, and entitled to vote thereat, the vote on any question need not be by ballot. Upon a demand for a vote by ballot, upon any question by any stockholder entitled to vote thereon, present in person or by proxy at any meeting and entitled to vote thereat, such a vote shall immediately be taken.

     Section 10. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to shareowners in connection with the previous year's annual meeting of shareowners. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                 ARTICLE III.

                              Board of Directors.

     Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

     Section 2. Number, qualifications, election and terms of office. The number of Directors shall be not less than seven nor more than sixteen, as determined from time to time by resolution of the Board of Directors. The Directors need not be stockholders of the corporation. The election of Directors need not be by ballot except as otherwise provided by law or by the By-Laws.

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     Section 3.  Quorum and Manner of Action.  A majority of the whole number of
Directors shall be required to constitute a quorum for the transaction of business at any meeting and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum the majority of the Directors present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given, otherwise than by announcement at the meeting being adjourned.

     Section 4. Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5. First Meeting. After each annual election of directors and within a reasonable time thereafter, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at the same hour and place at which regular meetings of the Board of Directors are held. Notice of such meeting shall be given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at such place and at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held at the same hour on the next succeeding business day not a legal holiday. Notice of the regular meetings need not be given.

     Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or by the President or by one of the directors. Notice of each meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is being held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise in these by-laws or by statute expressly provided. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio or wireless whether before or after such meeting be held or if he shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

     Section 8. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his absence, the President, or in the absence of both the Chairman of the Board of Directors and the President, a director chosen by a majority of the directors present shall act as Chairman. The Secretary,

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or, in his absence, an Assistant Secretary, or, in the absence of both the
Secretary and assistant secretaries, any person appointed by the Chairman shall act as Secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as Secretary of the meeting before entering thereon.

     Section 9. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

     Section 10. Resignations. Any directors of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. Removal of Directors. Any director may be removed either with or without cause, at any time after the date of incorporation of this Corporation, by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at a special meeting of the stockholders called for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.

     Section 12. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by the directors then in office or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose and at which a quorum is present, and each director so elected, shall hold office for a term to expire at the next annual election of directors, and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner therein provided. In case of a vacancy in the Board of Directors, the remaining directors shall continue to act, but if at any time the number of directors in office shall be reduced to less than a majority of the number necessary to constitute a full Board of Directors the remaining directors shall forthwith call a special meeting of the stockholders for the purpose of filling vacancies. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting power may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors for the unexpired term may be elected.

     Section 13. Fees. Each director shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of the Board of Directors which he shall attend and in addition such transportation and other expenses actually incurred by him in going to the meeting and returning therefrom as the Board of Directors shall approve.

     Section 14. Notice of Stockholders Nominees. Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible for election as Directors. Nominations of persons for election to the Board

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of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any beneficial owner of at least $1,000 in current value of shares of the Corporation entitled to be voted for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 14. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days in advance of the Corporation's proxy statement in connection with the previous year's annual meeting of shareowners. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 14, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE IV.

                                  Committees.

     Section 1. How Constituted, Powers, Name. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these by-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these by-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The term "Committee" as used in this Article IV means any committee constituted pursuant to the Certificate of Incorporation of the Corporation and these by-laws.

     Section 2. Term of Office and Vacancies. Each member of a Committee shall continue in office until the first meeting of the Board of Directors following the annual meeting of stockholders held by the Board of Directors next succeeding his election and until a director to succeed him shall have been elected and shall have

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qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a Committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

     Section 3. Organization. The Chairman of each Committee shall be designated by the Board of Directors and the Secretary of the Corporation shall act as Secretary thereof. In the absence from any meeting of any Committee of its Chairman or its Secretary such Committee shall appoint a Chairman or Secretary, as the case may be, of the meeting. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

     Section 4. Resignations. Any member of a Committee may resign at any time by giving written notice to the Chairman of the Board of Directors, to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Removal. Any member of a Committee may be removed with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting or at any special meeting called for the purpose.

     Section 6. Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed by a resolution adopted by the vote of a majority of all the members of such Committee. Special meetings of each Committee may be called by any member of such Committee. Notice of each special meeting of the Committee shall be sent by mail to each member thereof, addressed to him at his residence or usual place of business, not later than the day before the day on which the meeting is to be held, or shall be sent to each such member by telegraph, cable, radio or wireless, or delivered to him personally or by telephone, not less than three
(3) hours before the time set for the meeting. Every such notice shall state the time and place, but need not state the purposes, of the meeting. Notice of any such meeting need not be given to any member of a Committee, however, if waived by him in writing or by telegraph, cable, radio, or wireless, or if he shall attend such meeting in person, and any meeting of a Committee shall be a legal meeting without any notice thereof having been given if all of the members of the Committee shall be present thereat.

     Section 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of a Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a committee and the individual members shall have no power as such.

     Section 8. Fees. Each member of a Committee shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of such

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Committee which he shall attend, and in addition such transportation and other expenses actually incurred by him in going to the meeting and returning therefrom as the said Board of Directors or Committee shall approve.


                                  ARTICLE V.

                                   Officers.

     Section 1. Numbers. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors if the Board so elects, a President, a Treasurer, a Secretary, one or more Executive Vice Presidents if the Board so elects, one or more Senior Vice Presidents if the Board so elects, and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

     Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors. Each office, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. The Chairman of the Board of Directors, and the President shall be chosen from among the Directors. Other officers herein provided for need not be members of the Board of Directors.

     Section 3. Subordinate Officers. The Board of Directors may from time to time appoint such other officers or committees as it may deem necessary, and the Board of Directors or the Chairman of the Board of Directors or the President may from time to time appoint such agents and employees of the Corporation as may be deemed proper. Such officers, committees, agents and employees shall hold office for such period, have such authority, and perform such duties as in these by-laws provided or as the Board of Directors or the Chairman of the Board of Directors or the President may from time to time prescribe. The Board of Directors or the Chairman of the Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

     Section 4. Removal. An officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for purpose or by any superior officer upon whom the power of removal may be conferred by the Board of Directors or by these by-laws.

     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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     Section 6.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular election or appointment to such office.

     Section 7. The Chairman of the Board of Directors. The Chairman of the Board shall be a director and shall preside at all meetings of the Board and of the stockholders. He shall be the chief executive officer of the Corporation and ex-officio a member of all committees of the Board of Directors and of the stockholders; may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. In case of the absence or disability of the Chairman the Board of Directors may designate the Vice Chairman, President, a Senior Vice President, Vice President or other person to act in place of the Chairman during his absence or disability, and when so acting such Vice Chairman, President, Senior Vice President, Vice President or other person shall have all the powers of and be subject to all the restrictions upon the Chairman, except as may otherwise be provided in the resolution of the Board of Directors making such designation.

     Section 8.  The Vice Chairman of the Board of Directors.  The Vice
Chairman of the Board of Directors shall be a director and shall perform such duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman he shall preside at all meetings of the Board and of the stockholders. He may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; and may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation.

     Section 9. The President. The President shall be a director and shall perform such duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or an Executive Committee constituted pursuant to Article IV of these By-Laws. He may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; in the absence or inability to act of the Chairman or Vice Chairman of the Board shall preside at meetings of the Board of Directors and of the stockholders; and may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation.

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     Section 10.  Executive Vice Presidents, Senior Vice Presidents and Vice
Presidents. Each Executive Vice President, each Senior Vice President and each Vice President shall perform such duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or an Executive Committee constituted pursuant to Article IV of these By-Laws. He may also sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation.

     Section 11. The Secretary. The Secretary shall be sworn to the faithful discharge of his duties; shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and any Committee constituted pursuant to Article IV of these by-laws; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; shall keep a register of the post office address of each stockholder, and make all proper changes in such register, retaining and filing his authority for all such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; may sign with the Chairman of the Board, Vice Chairman, President, a Senior Vice President or a Vice President any or all certificates of stock of the Corporation; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or any Committee constituted pursuant to Article IV of these By-Laws with power for the purpose.

     Section 12. Assistant Secretaries. At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors or any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose, and shall be sworn to the faithful discharge of their duties.

     Section 13. The Treasurer. The Treasurer shall give such bond for the faithful performance of his duties as the Board of Directors shall require. He shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation all of whose stock except directors' shares is owned by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation or such other corporation, where such books and records are kept; render a statement of the condition of the finances of the

Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the stockholders, if called upon to do so; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; sign with the Chairman of the Board, Vice Chairman, President, a Senior Vice President or a Vice President any or all certificates of stock of the Corporation; and in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or any Committee constituted pursuant to Article IV of these By-Laws with power for the purpose.

     Section 14. Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board of Directors, the President, the Treasurer or the Board of Directors or any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose.

     Section 15. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 16.  Indemnification.

     (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) of this Section 16 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) The right to indemnification conferred in paragraph (a) of this Section 16 shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (b) or otherwise. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this
Section 16 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     (c) If a claim under paragraph (a) or (b) of this Section 16 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 16 or otherwise shall be on the Corporation.

     (d) The rights to indemnification and to the advancement of expenses conferred in this Section 16 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 16 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                  ARTICLE VI.

                Contracts, Checks, Drafts, Bank Accounts, etc.

     Section 1. Contracts, etc., How Executed. The Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances: and, unless so authorized by the Board of Directors or by such Committee or by these by-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     Section 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose. When so authorized, the Chairman of the Board of Directors or the President or a Vice President and the Secretary or the Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose.

     Section 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the Chairman of the Board of Directors, or the President, or a Vice President, or the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

     Section 5. General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts, may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it may deem expedient.

     Section 6. Proxies. Except as otherwise in these by-laws or in the Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chairman of the Board of Directors or the President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                 ARTICLE VII.

                          Shares and Their Transfer.

     Section 1. Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to Article IV of these By-Laws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto, provided that where any such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting in behalf of the Corporation and by a registrar, the signatures of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the Corporation upon such certificate may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 2. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards to the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

     Section 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

     Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate thereof, and the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, the Board of Directors or such Committee may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum, and with surety or sureties, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

     Section 5. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a register designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     Section 6. Closing of Transfer Books. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors or any such Committee may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of such stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of the capital stock, and in each such case only such stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding and transfer of any stock on the books of the Corporation after such record date as aforesaid.

     Section 7. Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose or of the stockholders of the Corporation.

     Section 8. Treasury Shares. The Treasurer of this Corporation may be authorized by the Board of Directors from time to time, to purchase out of surplus any outstanding fully paid shares of this Corporation, together with any rights, privileges and benefits appurtenant thereto, the same to be held in the treasury of this Corporation until and unless disposed of as hereinafter set forth. The price at which the same may be purchased and placed in the treasury shall not exceed such sum as the Board of Directors may determine from time to time. Any shares so purchased and placed in the treasury of this Corporation may be sold in such manner and on such terms as the Board of Directors may determine from time to time.


                                 ARTICLE VIII.

                           Dividends, Surplus, etc.

     Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.


                                  ARTICLE IX.

                                     Seal.

     The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word "1999, Delaware", and at the outer edge the name of the Corporation.


                                  ARTICLE X.

                                 Fiscal Year.

     The fiscal year of the Corporation shall begin on the first day of January in each year.

                                  ARTICLE XI.

                                  Amendments.

     All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law, may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting or by the Board of Directors at any regular or special meeting; provided, however, that the by-laws of the Corporation shall not be subject to alteration, amendment or repeal for a period of three years from and after the date of incorporation, except by the affirmative vote of the holders of record of two-thirds (2/3) of the outstanding stock of the Corporation entitled to vote in respect thereof, and a resolution of the Board of Directors consenting to such alteration, amendment or repeal, which consent shall be in addition to all other requirements necessary for the accomplishment of any such alteration, amendment or repeal.